Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Midland National Life Insurance Company (“Company”), a life insurance company organized under the laws of the State of Iowa, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of May 01, 2023, as amended, and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust By:/s/ Benjamin Richer Name: Benjamin Richer Title: SVP, Head of Funds Management Date: 4/15/2024	Lincoln Financial Investments Corporation By:/s/ Benjamin Richer Name: Benjamin Richer Title: SVP, Head of Funds Management Date: 4/15/2024

Lincoln Financial Distributors, Inc.	Midland National Life Insurance Company

By:/s/ Thomas O’Neill	By: /s/ William Lowe
Name: Thomas O’Neill	Name: William Lowe
Title: SVP	Title:President, Sammons Institutional Group
Date: 4/15/2024	Date: 4/15/24

Exhibit A

Funds

Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Balanced Fund

LVIP American Century Capital Appreciation Fund

LVIP American Century Disciplined Core Value Fund

LVIP American Century Inflation Protection Fund

LVIP American Century International Fund

LVIP American Century Large Company Value Fund

LVIP American Century Mid Cap Value Fund

LVIP American Century Ultra Fund

LVIP American Century Value Fund

LVIP JP Morgan Small Cap Core Fund

LVIP JPMorgan Core Bond Fund